SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 18


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                    197,515
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     29,578
       Class C                                                      8,988
       Class R                                                        473
       Institutional Class                                          3,382

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $31.57
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $28.54
       Class C                                                     $28.54
       Class R                                                     $30.84
       Institutional Class                                         $34.14